Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement (File No. 333-283546) on Form F-1 of our report dated August 19, 2024 (except for effects of the stock split described in Note 14, as to which the date is November 4, 2024) with respect to the audited consolidated financial statements of GATES GROUP Inc. for the years ended December 31, 2023 and 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Tokyo, Japan
December 18, 2024